EXHIBIT 23.1



  CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the registration of 850,000 shares of common stock issued under the GTSI Corp. 1991 Employee Stock Purchase Plan of our report dated February 9, 2004, with respect to the consolidated financial statements and schedules of GTSI Corp. included in its Annual Report (Form 10-K No. 0-19394) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP

McLean, Virginia
June 28, 2004